FIRST AMENDMENT TO AGREEMENT OF PURCHASE
             AND SALE AND JOINT ESCROW INSTRUCTIONS


          This First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (AFirst Amendment@) is entered into by and among Fairfax Centre, LLC, a California limited liability company (AFairfax Centre@), 145 South Fairfax, LLC, a California limited liability company (ABuyer@), Elliot Gottfurcht, a single man (AGottfurcht@) and Indoprop, LLC, a California limited liability company (AIndoprop@) with reference to the following facts:

          A.     Fairfax   Centre   and  Arden   Realty   Limited
Partnership, a Maryland limited partnership (AArden@) entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of August 29, 1997 (AAgreement@) pursuant to which Buyer agreed to purchase from Fairfax Centre certain land improvements, fixtures and appurtenances situated thereon (collectively, the AReal Property@). Pursuant to that certain Assignment Agreement dated October 20, 1997, Arden assigned its interest in the Agreement to Buyer. All definitions not further defined herein shall have the meaning as set forth in the Agreement.

          B. Fairfax Centre is a California limited liability company, the sole members of which are Gottfurcht and Indoprop who each hold equal 50% interests.

          C. On February 1, 1996, Gottfurcht and Indoprop acquired the Real Property as tenants-in-common, each as to an undivided 50% interest.

          D. Nomura Asset Capital Corporation, as a condition to the $4,125,000 loan made on December 19, 1996, which presently encumbers the Real Property, required Gottfurcht and Indoprop to transfer legal title to the Real Property to Fairfax Centre.

          E. Fairfax Centre now desires to transfer legal title to the Real Property to Gottfurcht and Indoprop, each to a 50% tenancy-in-common interest, and Buyer and Fairfax Centre desire to amend the Agreement to reflect that Gottfurcht and Indoprop will transfer all of their right, title and interest in and to the Real Property to Buyer in satisfaction of Fairfax Centre=s obligations under the Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Consent to Transfer. Buyer hereby acknowledges the transfer of the Real Property to Gottfurcht and Indoprop, each as to an undivided 50% tenancy-in-common interest and consents to the transfer by Gottfurcht and Indoprop of their interests in the Real Property to Buyer in satisfaction of Fairfax Centre=s obligations under the Agreement. Notwithstanding the transfer of the tenants-in-common interests in the Real Property to Gottfurcht and Indoprop, Buyer agrees that Gottfurcht=s and Indoprop=s sole responsibility under the Agreement shall be to deliver the Deed as described in the Agreement, that it will look solely to Fairfax Centre with regard to all other obligations under the Agreement and that Gottfurcht and Indoprop will have no personal liability thereunder.

          2. Other Conveyance Documents. Gottfurcht and Indoprop, concurrently with the conveyance of the Real Property to Buyer, will also convey, without the necessity of further documentation, all of their respective right, title and interest in and to the Intangible Property, the Escrow Fund, the Leases and Personal Property.

          3.     Counterparts.   This  First  Amendment  may   be
executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          4. Full force and Effect. In all other respects, the Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this First Amendment as of October ___, 1997.

                         145  SOUTH  FAIRFAX, LLC,  a  California
limited liability                       company

                         By:  ARDEN REALTY LIMITED PARTNERSHIP, a
                              Maryland    limited    partnership,
Managing Member

                              By:  ARDEN REALTY, INC., a Maryland
                                   corporation,its general partner

                                   By: /s/ Victor J. Coleman
                                       Victor Coleman,
                                        President and Chief Operating Officer


                         FAIRFAX CENTRE,LLC, a California limited liability
                             company


                         By:  /s/ Elliot Gottfurcht
                              ELLIOT GOTTFURCHT, its Co-Manager

                         By:  INDOPROP, LLC, a California limited liability
                                     company, its Co-Manager


                              By: /s/ Tony Sugiono
                                   Tony Sugiono, its Manager


              [Signatures Continued on Next Page]
           [Signatures Continued from Previous Page]


                              /s/ Elliot Gottfurcht
                              ELLIOT GOTTFURCHT



                              INDOPROP, LLC, a California
                              limited liability company


                              By: /s/ Tony Sugiono
                                 Tony   Sugiono,   its Manager